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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                EQUITY INNS, INC.
             (Exact Name of Registrant as Specified in Its Charter)


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
               Tennessee                                                  62-1550848
               ---------                                                  ----------
(State of Incorporation or Organization)                     (I.R.S. Employer Identification No.)

     4735 Spottswood, Suite 102
           Memphis, Tennessee                                               38117
           ------------------                                               -----
 (Address of Principal Executive Offices)                                 (Zip Code)
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                           ---------------------------

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
If this Form relates to the                                  If this Form relates to the registration
registration of a class of debt                              of a class of debt securities and is to
securities and is effective upon                             become effective simultaneously with the
filing pursuant to General                                   effectiveness of a concurrent registration
Instruction A(c)(1)please check                              statement under the Securities Act
the following box. [  }                                      of 1933 pursuant to General Instruction
                                                             A(c)(2) please check the following box.[ ]

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

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
Title of Each Class                                  Name of Each Exchange on Which
to be so Registered                                  Each Class is to be Registered
-------------------                                  ------------------------------

____% Series A Cumulative                            New York Stock Exchange, Inc.
Preferred Stock, $.01 par
value per share (liquidation
preference $ 25 per share)
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        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                 Not applicable
                                 --------------
                                (Title of class)


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ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the _____% Series A Cumulative Preferred Stock, $.01 par value (Liquidation Preference $25 per share) (the "Series A Preferred
Stock") of Equity Inns, Inc. (the "Registrant") to be registered hereby, contained under the heading "Description of Capital Stock" in the Registrant's
Registration Statement on Form S-3 (No. 333-48169) and under the heading
"Description of Series A Preferred Stock" in the Registrant's preliminary
Prospectus Supplement thereto dated June 15, 1998 and filed pursuant to Rule
424(b), is incorporated herein by reference.

ITEM 2.  EXHIBITS.

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
Exhibit No.       Description

2.1(a)            Second Amended and Restated  Charter of the Registrant  (incorporated by reference to Exhibit 3.1 to the  Registrant's  Current Report on Form 8-K dated October 15, 1997 filed with the Securities and Exchange Commission on October 23, 1997).
2.1(b)            Articles  of  Amendment  to  the  Second   Amended  and  Restated   Charter  of  the   Registrant
                  (incorporated  by reference to Exhibit 3.1 to the  Registrant's  Current Report on Form 8-K filed with the Securities and Exchange Commission on May 28, 1998).
2.1(c)*           Form of Articles of Amendment to the Second Amended and
                  Restated Charter of the Registrant Establishing and Fixing the
                  Rights and Preferences of a Series of Preferred Stock.
3                 Bylaws  of the  Registrant  (incorporated  by  reference  to  Exhibit  3.2  to  the  Registrant's
                  Registration Statement on Form S-11 (Registration No. 33-73304)).
4.1*              Specimen Certificate of Series A Preferred Stock.
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*Filed herein.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                EQUITY INNS, INC.


Date:  June 18, 1998     By:    /s/ Howard A. Silver
                             --------------------------------------------------
                                Howard A. Silver
                                President, Chief Operating Officer,
                                Treasurer and Chief Financial Officer (Principal
                                Operating, Financial and Accounting Officer)

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                                INDEX TO EXHIBITS

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

EXHIBIT
NUMBER                                         DESCRIPTION OF EXHIBIT
--------                                       ----------------------
2.1(a)            Second Amended and Restated  Charter of the Registrant  (incorporated by reference to Exhibit 3.1 to the  Registrant's  Current Report on Form 8-K dated October 15, 1997 filed with the Securities and Exchange Commission on October 23, 1997).
2.1(b)            Articles  of  Amendment  to  the  Second   Amended  and  Restated   Charter  of  the   Registrant
                  (incorporated  by reference to Exhibit 3.1 to the  Registrant's  Current Report on Form 8-K filed with the Securities and Exchange Commission on May 28, 1998).
2.1(c)*           Form of Articles of Amendment to the Second Amended and Restated Charter of the Registrant
                  Establishing and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock.
3                 Bylaws  of the  Registrant  (incorporated  by  reference  to  Exhibit  3.2  to  the  Registrant's
                  Registration Statement on Form S-11 (Registration No. 33-73304)).
4.1*              Specimen Certificate of Series A Preferred Stock.

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*Filed herein.



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